Exhibit 8.1

[Goodwin Procter LLP Letterhead]

August 8, 2007

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

518 Seventeenth Street

Suite 1700

Denver, CO 80202

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of various debt and equity securities (the “Securities”) of DCT Industrial Trust Inc. (the “Company”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. This opinion relates to the Company’s qualification for federal income tax purposes as a real estate investment trust (a “REIT”) within the meaning of sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the accuracy of the statements set forth under the headings “Certain United States Federal Income Tax Consequences of an Exchange or Redemption of OP Units” and “Federal Income Tax Considerations” contained in the Registration Statement.

In rendering the following opinions, we have examined the Third Articles of Amendment and Restatement of the Company, the Amended and Restated Limited Partnership Agreement of DCT Industrial Operating Partnership LP (the “Operating Partnership”), the First, Second, and Third Amendments to the Amended and Restated Limited Partnership Agreement of the Operating Partnership, the Registration Statement, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have relied upon representations and covenants of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations and covenants contained in a letter dated as of August 8, 2007 (the “Officer’s Certificate”)), principally relating to the Company’s organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company will be operated in accordance with

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

August 8, 2007

applicable non-tax laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have further assumed that during its taxable year ending December 31, 2003 and subsequent taxable years, the Company has operated and will operate in such a manner that has made and will make the representations and covenants contained in the Officer’s Certificate true, complete and correct for all such years, and that the Company and its subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a real estate investment trust for any taxable year. For purposes of our opinion, we have made no independent investigation or verification of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, or the Registration Statement.

The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, in each case as currently exist and all of which are subject to change, and the opinions below are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations set forth in the Officer’s Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:

(1) Commencing with the Company’s taxable year ended December 31, 2003 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

August 8, 2007

its method of operation has enabled and will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for such qualification.

(2) The statements in the Registration Statement under the captions “Certain United States Federal Income Tax Consequences of an Exchange or Redemption of OP Units” and “Federal Income Tax Considerations,” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects, as of the date hereof.

The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, record keeping, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. We will not verify compliance with all of those requirements, and it is possible that the Company’s actual results may not in fact satisfy such requirements.

The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions herein to be materially and adversely different from that described above. This opinion may be relied on solely by you in connection with the filing of the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof, and we undertake no obligation to update this opinion or to notify any person of any changes in facts, circumstances or applicable law (including without limitations our subsequent discovery of any facts that are inconsistent with the Officer’s Certificate).

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP

August 8, 2007

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

Goodwin Procter LLP